Exhibit 99.1
Pharma-Bio Serv Announces Results for the Quarter Ended April 30, 2021

Announces Regulatory and Compliance Advisory Board

June 14, 2021

DORADO, PUERTO RICO / ACCESSWIRE / June 14, 2021 / Pharma-Bio Serv, Inc. ("Pharma-Bio Serv" or the "Company") (OTCQB:PBSV), a compliance, project management and technology transfer support consulting firm that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced revenues for the three and six months ended April 30, 2021 were $5,042,000 and $9,530,000, respectively, a decrease of approximately $606,000 and $731,000, respectively, when compared to the same periods last year.

Net income for the three and six months ended April 30, 2021 was approximately $240,000 and $508,000, a decrease of approximately $448,000 and $706,000 when compared to the same periods last year, respectively. The decrease in net income is mainly attributable to the completion of projects in the Puerto Rico market during the three and six months ended April 30, 2020. The Company is actively pursuing higher margin business and has already taken significant steps to reduce administrative expenses to mitigate margin pressure.

"During the last two quarters we have seen significant business development in Europe and LATAM, which we expect will continue through the end of the year. We are also excited with new opportunities arising in the domestic market, which we expect will result in new projects in the short term," said Victor Sanchez, CEO of Pharma-Bio Serv, Inc.

"To support our strategy of being recognized as a world-class provider of regulatory and compliance solutions, we have assembled a Regulatory and Compliance Advisory Board composed of former FDA officials and ex-industry members (biographical information regarding our Advisory Board can be found on our website at www.pharmabioserv.com). The Advisory Board members have strong relationships within the FDA and the Industry and will provide extremely valuable insights to the Company’s management.  We also believe that their relationships and knowledge will help attract new clients and business opportunities, providing additional growth opportunities and allowing us to continue to provide best in class regulatory and compliance solutions. " continued Mr. Sanchez.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv services the Puerto Rico, United States, Europe and Latin America markets. Pharma-Bio Serv's core business is FDA and international agencies regulatory compliance consulting related services. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this earnings announcement. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this earnings announcement, forward-looking statements are inherently subject to significant business risks, economic uncertainties, and competitive uncertainties, and other factors, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2020, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Company Contact:

Pedro J. Lasanta
Chief Financial Officer
787 278 2709

SOURCE: Pharma-Bio Serv, Inc.